JOHN HANCOCK INVESTMENT TRUST

Establishment and Designation of
Class R Shares, Class R1 Shares, Class R2 Shares,
Class R3 Shares, Class R4 Shares and Class R5 Shares
of Beneficial Interest of
John Hancock Balanced Fund
a Series of John Hancock Investment Trust
and
Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business Trust (the “Trust”), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the “Declaration of Trust”), do hereby establish and designate additional classes of shares of John Hancock Classic Value Fund (the "Fund"), effective June 10, 2008, as follows:

1.	The six classes of Shares of the Fund established and designated hereby are “Class R Shares”, “Class R1 Shares”, “Class R2 Shares”, “Class R3 Shares’, “Class R4 Shares”, and “Class R5 Shares”, respectively.

2.	Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, and Class R5 Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

3.	The purchase price of Class R Shares, Class R1 Shares, of Class R2 Shares, of Class R3 Shares, of Class R4 Shares, and of Class R5 Shares, the method of determining the net asset value of Class R Shares, Class R1 Shares, of Class R2 Shares, of Class R3 Shares, of Class R4 Shares, and of Class R5 Shares, and the relative dividend rights of holders of Class R Shares, of holders of Class R1 Shares, of holders of Class R2 Shares, of holders of Class R3 Shares, of holders of Class R4 Shares, and of holders of Class R5 Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective June 10, 2008.

John Hancock Investment Trust

Establishment of Class R, R1, R2, R3, R4 and R5 Shares
John Hancock Balanced Fund

Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11, effective June 10, 2008, as follows:

1. Section 5.11 (a) shall be deleted and replaced with the following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Balanced Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, and Class R5 Shares; John Hancock Large Cap Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares and Class I Shares; John Hancock Global Opportunities Fund and John Hancock Small Cap Intrinsic Value Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV Shares; and John Hancock Sovereign Investors Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class R1 Shares (the “Existing Series”).

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 10th day of June 2008.

/s/James R. Boyle	/s/Dr. John A. Moore
James R. Boyle	Dr. John A. Moore

/s/James F. Carlin	/s/Patti McGill Peterson
James F. Carlin	Patti McGill Peterson

/s/William H. Cunningham	/s/Steven R. Pruchansky
William H. Cunningham	Steven R. Pruchansky

/s/Charles L. Ladner
Charles L. Ladner